EXHIBIT 10-A

Amendment, dated July 14, 2011, to the
Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan
At a meeting held on July 14, 2011, the Board of Directors of Colgate-Palmolive Company determined to amend the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan to modify certain provisions to contemplate the administration of equity awards by third party service providers and to allow for the electronic delivery of documents, and approved the following resolutions:
RESOLVED, that Section 5(c)(iii) of the Plan be and hereby is amended so that as amended it shall read in full as follows:
(iii) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by providing notice of exercise specifying the number of shares of Common Stock as to which the Stock Option is being exercised. Such notice shall be provided in a form and manner acceptable to the Company.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument or form of payment as the Company may accept. Payment in full or in part may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option. Payment in full or part may also be made by requesting that sufficient shares to pay such purchase price (based on the Fair Market Value of the Common Stock on the date of exercise) be withheld from the shares of Common Stock subject to the Stock Options.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 8(a).

; and be it further

RESOLVED, that the Plan be and hereby is amended so that as amended it shall include a new Section 8(d) as follows:
(d) Electronic documents may be substituted for any written materials to be delivered in connection with the Plan, including, without limitation, Plan documents and notices of exercise.